Exhibit 99.1

SumTotal Systems Reports First Quarter 2008 Results

Achieves Record Revenue and Profit

MOUNTAIN VIEW, Calif. – April 29, 2008 – SumTotal® Systems (Nasdaq: SUMT), a global provider of learning, performance, and talent management solutions, announced its financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the first quarter 2008 was $36.0 million, an increase of 24% from the $29.1 million in the first quarter 2007. GAAP net income was $1.5 million, or $0.05 per share on a diluted basis, compared to a net loss of $1.8 million, or $0.07 per share on a diluted basis, in the first quarter 2007.

Non-GAAP revenue for the first quarter 2008 increased by 22% to $36.1 million from $29.5 million in the first quarter 2007. Non-GAAP net income was $4.6 million, or $0.14 per share on a diluted basis, compared to non-GAAP net income of $1.9 million, or $0.07 per share on a diluted basis, a year ago.

Deferred revenue on a GAAP basis at the end of the first quarter 2008 increased to $33.1 million from $30.9 million for the same quarter of the previous year.

Cash flows from operating activities for the quarter was $3.6 million compared to $2.5 million for the same period last year.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, if any, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“Fueled by the growth in our on-demand business and the recognition of over $5 million of revenue from one large deal, the first quarter was the best in our history and we posted record revenues and record profit,” said Don Fowler, SumTotal’s chief executive officer. “Although I am pleased with the strong start to the year, I remain cautious about the remainder of the year due to the broader economic climate. But with the momentum in our on-demand business, I believe we are well-positioned for the long-term.”

Business Highlights

•	Expanded our on-demand business by 45% year-over-year with new and existing customers such as Wendy’s International;

•	Signed deals with new customers including Newmont Mining, and expanded our relationship with customers including the U.K Ministry of Defence;

•	Doubled our performance management bookings year-over-year with new customers such as H&R Block and the American Cancer Society;

•	Continued growth in international regions, including new customers such as Daiwa Securities in Japan and HDFC Securities in India;

•	Recognized as a leader in the February 2008 Forrester Wave: Enterprise Learning Management Suites; received the highest possible score;

•	Named as the market share leader in the LMS market by Bersin & Associates, an independent advisory firm; and

•	Continued innovation leadership with beta release of industry’s first content authoring solution for mobile devices, starting with a version for Apple’s iPhone™.

Second Quarter Guidance

For the second quarter 2008, SumTotal Systems estimates its GAAP revenue will be between $29.9 million and $31.9 million. GAAP net loss is estimated to be between ($2.5) million and ($1.5) million, or between ($0.08) and ($0.05) per share on both a basic and diluted basis.

On a non-GAAP basis, revenue is estimated to be between $30.0 million and $32.0 million. Non-GAAP net income is estimated to be between $0.5 million, or $0.02 per share on a diluted basis, and $1.5 million, or $0.05 per share on a diluted basis. The reconciling items between GAAP loss and non-GAAP income are estimated to be a $0.1 million adjustment to revenue, $1.4 million for amortization of intangibles, $0.1 million for restructuring charges, and $1.4 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on April 29, 2008, at 5:00 p.m. ET/ 2:00 p.m. PT. SumTotal plans to make a live audio webcast available to investors and the public at http://investor.sumtotalsystems.com.

In addition to the webcast, SumTotal plans to make available a telephone replay of the call on April 29, 2008, beginning at approximately 7:00 p.m. PT through the close of business on May 6, 2008. Interested parties can access the replay by dialing 800-642-1687 within the US or 706-645-9291 outside the US and entering the access code 42024006.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of learning, performance, and talent management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks, and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal, ResultsonDemand, and ToolBook are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the second quarter ending June 30, 2008 and beyond. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial forecasts; the company’s competitive position and business model, including its market share and its ability to grow its performance management and international business, and its subscriptions and support business. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to (i) worsening of the general economic climate and the company’s inability to timely respond to such changes; (ii) decreases in information technology spending which may cause delays or cancellations of purchases of the company’s products and services; (iii) ability to successfully manage and increase growth internationally and in the performance and learning management markets; (iv) delays in upgrading to the SumTotal platform, or complications in upgrading customers causing a decrease in customer satisfaction; (v) inability of the company’s executive team, including its recent hires in operations and marketing, to execute on its plans, causing the company to miss its financial forecasts or not grow the company’s business at or above the forecasts; (vi) underestimating the cost reductions or other adjustments necessary to timely respond to changes in the economic climate in general and specifically to the company’s business in order to maintain profitability, or making cuts that aversely impact the company’s ability to execute; (vii) inability to recruit or retain key personnel, including management; (viii) increased competition, especially in the performance management and international markets, causing the loss of deals, material reductions in prices or acceptance of terms the company otherwise would not accept; (ix) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (x) customer dissatisfaction with the company’s products or services, causing product returns, refusal to pay for products or services delivered or customers to cancel or not renew their services at higher than expected rates; (xi) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to the company and the uncertain timing of such sales; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2007 and its Form 8-Ks. The company assumes no obligation to update the information in this press release or in the accompanying conference call.

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Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

Media Contact:

SumTotal Systems, Inc.

Karen Hickey, 650-930-4827

kahickey@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$41,931	$19,182
Short-term investments	9,366	30,143
Accounts receivable, net	24,415	26,734
Prepaid expenses and other current assets	3,846	4,482

Total current assets	79,558	80,541
Property and equipment, net	7,079	7,901
Goodwill	68,461	68,461
Intangible assets, net	11,241	12,924
Other assets	1,254	1,213

Total assets	$167,593	$171,040

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,544	$2,326
Accrued compensation and benefits	6,634	8,630
Other accrued liabilities	4,492	3,759
Restructuring accrual	135	100
Deferred revenue	32,492	35,898
Notes payable	6,189	6,157

Total current liabilities	52,486	56,870
Non-current liabilities:
Other accrued liabilities, non-current	177	193
Deferred revenue, non-current	658	858
Notes payable, non-current	3,281	4,661

Total liabilities	56,602	62,582
Commitments and contingencies	—	—
Stockholders’ equity	110,991	108,458

Total liabilities and stockholders’ equity	$167,593	$171,040

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31,
	2008	2007
Revenue:
Subscriptions and Support	$17,627	$14,468
Services	9,672	8,233
License	8,693	6,349

Total revenue	35,992	29,050

Cost of revenue:
Subscriptions and Support	5,961	4,746
Services	6,891	5,590
License	64	92
Amortization of intangible assets	1,684	2,250

Total cost of revenue	14,600	12,678

Gross margin	21,392	16,372

Operating expenses:
Research and development	5,830	5,039
Sales and marketing	8,728	7,902
General and administrative	5,176	5,006
Restructuring charge	85	—

Total operating expenses	19,819	17,947

Income (loss) from operations	1,573	(1,575)
Interest expense	(222)	(378)
Interest income	493	163
Other income (expense), net	21	(12)

Income (loss) before provision for income taxes	1,865	(1,802)
Provision for income taxes	363	24

Net income (loss)	$1,502	$(1,826)

Net income (loss) per share, basic	$0.05	$(0.07)

Net income (loss) per share, diluted	$0.05	$(0.07)

Weighted average common shares outstanding, basic	32,177	26,839

Weighted average common shares outstanding, diluted	32,483	26,839

Use of Non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets, the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The Company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the Company and how it communicates the performance internally. The Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-Down

The Company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscriptions and support renewal rates, and the operating profitability of the business.

Amortization of Intangible Assets

The Company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R. The Company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Restructuring Charges

The Company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges, management excludes them in evaluating its operating performance.

Income Taxes

These adjustments are not tax effected as management believes that given the Company’s historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31,
	2008	2007
Non-GAAP revenue	$36,096	$29,490
Deferred revenue write-off Subscriptions and Support	(104)	(410)
Deferred revenue write-off License	—	(30)

GAAP revenue	$35,992	$29,050

Non-GAAP net income	$4,594	$1,916
Deferred revenue write-off Subscriptions and Support	(104)	(410)
Deferred revenue write-off License	—	(30)
Amortization of intangible assets	(1,684)	(2,250)
Stock-based compensation Subscriptions and Support	(70)	(60)
Stock-based compensation Services	(150)	(137)
Stock-based compensation Research and Development	(175)	(138)
Stock-based compensation Sales and Marketing	(355)	(275)
Stock-based compensation General and Administrative	(469)	(442)
Restructuring charge	(85)	—

GAAP net income (loss)	$1,502	$(1,826)

Basic EPS:
Non-GAAP net income per share	$0.14	$0.07
Deferred revenue write-off	—	(0.02)
Amortization of intangible assets	(0.05)	(0.08)
Stock-based compensation	(0.04)	(0.04)
Restructuring charge	—	—

GAAP net income (loss) per share, basic	$0.05	$(0.07)

Non-GAAP net income per share, diluted	$0.14	$0.07

Weighted average common shares outstanding, basic	32,177	26,839

Weighted average common shares outstanding, diluted	32,483	28,674